UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2012

The Finish Line, Inc.

(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3308 North Mitthoeffer Road Indianapolis, Indiana		46235
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 317-899-1022

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 30, 2012, The Finish Line, Inc. issued a press release discussing its results of operations for the fourteen and fifty-three weeks ended March 3, 2012, and its financial condition as of March 3, 2012.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information in this Current Report, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 8.01 Other Events.

The Company announced today that Gart Capital Partners (“GCP”) is making a $10 million strategic investment in its Running Specialty Group (“RSG”), with the goal of creating the nation’s single largest operator within the growing specialty running business, a market that has been estimated at up to $1 billion. The Company will remain as majority owner of the Running Specialty Group. This strategic investment pairs Finish Line, a national athletic footwear and apparel retailer, with GCP, an equity investment partnership that has a proven track record of successfully executing specialty retail rollups. The venture builds upon the Company’s 2011 acquisition of a chain of specialty running shops.

The headquarters of RSG will be relocated to Denver, where GCP will manage day-to-day operations, merchandising, and the acquisition of additional running operators. The Company will continue to leverage its strengths as a leading omni-channel retailer, providing direct logistics, marketing, and IT support to RSG along with digital expertise.

Further information regarding this acquisition is set forth in a press release issued on March 30, 2012, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued March 30, 2012 regarding results of operations

99.2	Press Release issued March 30, 2012 regarding investment in Running Specialty Group by Gart Capital Partners

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

March 30, 2012	By:	/s/ Edward W. Wilhelm
Name: Edward W. Wilhelm
Title: Executive Vice President, Chief Financial Officer

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